SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2011

PUB CRAWL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169818	27-2758155
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

802 Sunset Court San Diego, CA 92109
(Address of principal executive offices)

(619) 508-9000
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo, Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

phone: 619.546.6100

fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

(1) Settlement Agreement

On May 25, 2011, Pub Crawl Holdings, Inc., a Nevada corporation (the "Company") entered into a Settlement Agreement and General Mutual Release (the “Settlement Agreement”) with Sun Valley Investments (“Sun Valley”). Pursuant to the terms of the Settlement Agreement, the Company paid eighty two thousand five hundred dollars ($82,500) to Sun Valley for the cancellation of that certain Promissory Note (the “Sun Valley Note”) issued by the Company in favor of Sun Valley on May 25, 2010 to evidence funds previously loaned by Sun Valley. The Sun Valley Note had a principal amount of seventy five thousand ($75,000) and accrued simple interest at a rate of ten percent (10%) per annum and was due and payable on demand upon ten (10) days written notice.

The foregoing summary description of the terms of the Settlement Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the Settlement Agreement, reference is made to such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”).

(2) Promissory Note

On June 1, 2011, the Company issued a twelve (12) month, ten percent (10%) Promissory Note (the “Promissory Note”) to Deville Enterprises, Inc. (“Deville”) in the amount of one hundred and twenty thousand dollars ($120,000) to evidence funds previously loaned by Deville to the Company. The Promissory Note is due and payable on demand upon ten (10) days written notice.

The description of the Promissory Note is a brief summary only and is qualified in its entirety by its respective terms set forth therein, a form of which is filed as Exhibit 10.2 to this Current Report.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K related to the aforementioned Promissory Note is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Settlement Agreement dated May 25, 2011.

10.2	Promissory Note dated June 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUB CRAWL HOLDINGS, INC.

Dated: August 11, 2011	By:	/s/ Peter Kremer
Peter Kremer
Chief Executive Officer